EXHIBIT 99.1

Veritone® Reports Financial Results for the First Quarter of 2019

- Reports Revenue of $12.1 Million –

- aiWARE SaaS Revenue Increased 117% over Q1 2018 -

COSTA MESA, CA – May 8, 2019 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the first quarter ended March 31, 2019.

Chad Steelberg, CEO and Chairman of Veritone, commented: “During the first quarter, we delivered strong top line growth across the board, resulting in record net revenues of $12.1 million, above the high end of our guidance range.  Advertising net revenues were up 83%, and aiWARE SaaS revenues were up 117%, versus the first quarter of 2018, reflecting both the contributions of our recent acquisitions and organic growth.

“Our new products are driving new market penetration and an acceleration in customer engagements.  We are benefitting from a diversification of revenues both within our product offerings and across new channels and geographies.  As we continue to enhance and improve our aiWARE operating system with new features, capabilities and components, we are able to more rapidly develop and deliver applications to meet specific use cases.  With growing momentum in all of our businesses, the amazing customer response to our new applications and our pipeline of exciting products under development, we are very excited about our growth prospects for 2019,” concluded Steelberg.

First Quarter 2019 Financial Highlights:

●	Net revenues increased 177% to $12.1 million, compared with $4.4 million in Q1 2018.
●	Generated net revenues of over $400,000 from Government market customers, the Company’s first quarter with meaningful revenue from this market.
●	Adjusted EBITDAS loss rate improved to 77%, compared with 82% in Q4 2018 and 233% in Q1 2018.
●	Cash and cash equivalents and marketable securities were $50.9 million at the end of the quarter.

Recent Business Highlights

●	Received a 2019 NAB Product of the Year Award in the Best New Radio Technology category for Attribute, Veritone’s near real-time media attribution solution.
●

Received Federal Risk and Authorization Management Program (FedRAMP) Authorization for the aiWARE Government platform. The Department of Justice (DOJ) served as Veritone’s initial sponsor agency partner, and aiWARE Government is now available in the FedRAMP Marketplace for additional federal agencies to use.

●

Launched aiWARE 2.0, enhancing features and adding new customization tools to the world’s first operating system for AI.  Ready for an even wider range of use cases, aiWARE 2.0 boasts a real-time processing framework, expanded cognitive capabilities, new electronic document support, structured and unstructured data support, and advanced customization options, as well as multiple industry-specific turnkey applications.

First Quarter 2019 Financial Results

Net revenues were $12.1 million, including $6.2 million from recent acquisitions, compared with $4.4 million in the first quarter of 2018.  This was comprised of $2.8 million from aiWARE SaaS, $3.7 million from aiWARE content licensing and media services, and $5.7 million from Advertising.  Net revenues from the Company's aiWARE software and services businesses were 53% of the total, marking the first quarter that they have exceeded 50% of net revenues.

Operating expenses were $24.8 million, an increase of $7.7 million compared with $17.1 million in the first quarter of 2018.  The increase was due primarily to the addition of approximately $3.5 million of operating expenses of the businesses acquired in the third quarter of 2018 and to approximately $3.0 million of additional stock-based compensation expense.

Loss from operations was $16.5 million, an increase of $3.3 million compared with a loss from operations of $13.2 million in the first quarter of 2018.

Net loss totaled $16.3 million, or $(0.84) per share, compared with $13.0 million, or $(0.81) per share, in the first quarter of 2018.

Adjusted EBITDAS, a non-GAAP financial measure, totaled a loss of $9.3 million, or 77% of net revenues, compared with a loss of $10.2 million, or 233% of net revenues, in the first quarter of 2018.  The lower Adjusted EBITDAS loss was due primarily to the increase in net revenues, offset in part by the increase in operating expenses related to the recent acquisitions. See “About the Presentation of Supplemental Non-GAAP Financial Information” below for an explanation of the items excluded from the calculation of Adjusted EBITDAS and a reconciliation of net loss to Adjusted EBITDAS following the financial statements below.

Cash: As of March 31, 2019, the Company had cash and cash equivalents and marketable securities of $50.9 million, including $9.2 million of cash received from Advertising clients for future payments to vendors, and no long-term debt.

Second Quarter 2019 Revenue Outlook:

For the second quarter ending June 30, 2019, the Company expects its total net revenues to be in the range of $12.1 million to $12.5 million.

Conference Call

Veritone will hold a conference call today May 8, 2019, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on the business. Veritone management will host the presentation, followed by a question and answer session. The call will be open to all interested parties through a live audio web broadcast via the Internet at investors.veritone.com. The call will also be available by dialing 877-791-0151 or 647-689-5650 for International.

Please call the conference telephone number 5-10 minutes prior to the start time and reference the conference ID  7573107.  An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA at 415-433-3777.

A replay of the audio webcast will be available on the Company’s website shortly after the call ends. Additionally, a telephonic replay of the call will be available through Thursday, May 23, 2019 by dialing the following numbers:

Replay number: 800-585-8367

International replay number: 416-621-4642

Replay ID: 7573107

About Veritone

Veritone (Nasdaq: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The company’s proprietary operating system, aiWARE™, orchestrates an expanding ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. aiWARE can be deployed in a number of environments and configurations to meet customers’ needs. Its open architecture enables customers in the media and entertainment, legal and compliance, and government sectors to easily deploy applications that leverage the power of AI to dramatically improve operational efficiency and effectiveness. Veritone has over 300 employees and is headquartered in Costa Mesa, California, with offices in Denver, London, New York, San Diego and Seattle. To learn more, visit Veritone.com.

About the Presentation of Supplemental Non-GAAP Financial Information
In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with a non-GAAP financial measure, “Adjusted EBITDAS,” which is defined as earnings before interest expense, depreciation, amortization and stock-based compensation expenses, adjusted to exclude certain acquisition, integration and financing-related costs. Adjusted EBITDAS should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Adjusted EBITDAS are detailed in the reconciliation included following the financial statements attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDAS differently.

In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income, net, loss before income taxes, net loss and net loss per share, excluding the items excluded from Adjusted EBITDAS as noted above, and reconciling such non-GAAP measures to the applicable GAAP measures. The Company presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. These non-GAAP measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectation that the enhancements to aiWARE will enable the Company to more rapidly develop and deliver applications in the future; the Company’s expectations regarding its growth prospects in 2019; and the Company’s expected total net revenues in the second quarter of 2019. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the Company’s ability to successfully integrate its recent acquisitions; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system, including expanding the capabilities of its Conductor technology and extending it to other cognitive classes; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations

Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Mary Magnani or Kirsten Chapman

LHA

(415) 433-3777

veri@lhai.com

VERITONE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	March 31,	December 31,
	2019	2018
ASSETS

Cash and cash equivalents	$39,844	$37,539
Marketable securities	11,079	13,565
Accounts receivable, net	26,401	29,142
Expenditures billable to clients	7,026	2,695
Prepaid expenses and other current assets	2,919	3,579
Total current assets	87,269	86,520

Long-term restricted cash	1,159	1,237
Property, equipment and improvements, net	3,814	4,008
Intangible assets, net	19,668	20,480
Goodwill	5,543	5,509
Other assets	49	—
Total assets	$117,502	$117,754

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$20,715	$28,714
Accrued media payments	13,343	7,416
Client advances	16,221	9,639
Accrued compensation	3,247	6,570
Other accrued liabilities	5,201	3,746
Total current liabilities	58,727	56,085

Other liabilities	1,276	1,386
Total liabilities	60,003	57,471
Total stockholders' equity	57,499	60,283
Total liabilities and stockholders' equity	$117,502	$117,754

VERITONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended
	March 31,
	2019	2018
Net revenues	$12,125	$4,388
Cost of revenues	3,872	564
Gross profit	8,253	3,824

Operating expenses:
Sales and marketing	6,133	5,748
Research and development	6,938	4,528
General and administrative	11,690	6,778
Total operating expenses	24,761	17,054

Loss from operations	(16,508)	(13,230)
Other income, net	211	183
Loss before provision for income taxes	(16,297)	(13,047)

Provision for income taxes	9	2
Net loss	$(16,306)	$(13,049)
Net loss per share:
Basic and diluted	$(0.84)	$(0.81)
Weighted average shares outstanding:
Basic and diluted	19,511,220	16,069,549

Comprehensive loss:
Net loss	$(16,306)	$(13,049)
Unrealized gain (loss) on marketable securities, net of income taxes	35	(63)
Foreign currency translation adjustments, net of income taxes	(21)	(10)
Total comprehensive loss	$(16,292)	$(13,122)

VERITONE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(16,306)	$(13,049)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,133	355
Change in fair value of warrant liability	13	—
Provision for doubtful accounts	25	28
Stock-based compensation expense	5,507	2,474
Other	(19)	—
Changes in assets and liabilities:
Accounts receivable	2,716	(2,023)
Expenditures billable to clients	(4,331)	(900)
Prepaid expenses and other current assets	637	541
Accounts payable	(7,999)	(1,753)
Accrued media payments	5,927	913
Client advances	6,582	1,763
Other accrued liabilities	1,593	(1,597)
Other liabilities	(110)	—
Net cash used in operating activities	(4,632)	(13,248)

Cash flows from investing activities:
Proceeds from sales of marketable securities	2,473	6,000
Capital expenditures	(98)	(1,693)
Intangible assets acquired	—	(70)
Net cash provided by investing activities	2,375	4,237

Cash flows from financing activities:
Proceeds from common stock offerings, net	4,160	(64)
Proceeds from exercise of stock options	30	—
Proceeds from issuances of stock under employee stock plans	294	556
Net cash provided by financing activities	4,484	492

Net increase (decrease) in cash, cash equivalents and restricted cash	2,227	(8,519)
Cash, cash equivalents and restricted cash, beginning of period	38,776	29,545
Cash, cash equivalents and restricted cash, end of period	$41,003	$21,026

VERITONE, INC.
UNAUDITED NET REVENUES DETAIL
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
Advertising	$5,714	$3,121
aiWARE SaaS Solutions	2,754	1,267
aiWARE Content Licensing and Media Services	3,657	—
Net revenues	$12,125	$4,388

VERITONE, INC.
RECONCILIATION OF UNAUDITED GAAP NET LOSS TO ADJUSTED EBITDAS
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of Net Loss to Adjusted EBITDAS:
Net loss	$(16,306)	$(13,049)
Provision for income taxes	9	2
Depreciation and amortization	1,133	355
Stock-based compensation expense	4,803	2,474
Change in fair value of warrant liability	13	—
Machine Box contingent payments	917	—
Performance Bridge earn-out fair value adjustment	139	—
Adjusted EBITDAS	$(9,292)	$(10,218)

VERITONE, INC.
RECONCILIATION OF UNAUDITED GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2019	2018
GAAP gross profit	$8,253	$3,824
Depreciation and amortization	370	48
Non-GAAP gross profit	8,623	3,872

GAAP sales and marketing expenses	6,133	5,748
Depreciation and amortization	(212)	—
Stock-based compensation expense	(243)	(320)
Non-GAAP sales and marketing expenses	5,678	5,428

GAAP research and development expenses	6,938	4,528
Depreciation and amortization	(227)	(256)
Stock-based compensation expense	(380)	(242)
Machine Box contingent payments	(917)	—
Non-GAAP research and development expenses	5,414	4,030

GAAP general and administrative expenses	11,690	6,778
Depreciation and amortization	(324)	(51)
Stock-based compensation expense	(4,180)	(1,912)
Performance Bridge earn-out fair value adjustment	(139)	—
Non-GAAP general and administrative expenses	7,047	4,815

GAAP loss from operations	(16,508)	(13,230)
Total non-GAAP adjustments	6,992	2,829
Non-GAAP loss from operations	(9,516)	(10,401)

GAAP other income, net	211	183
Change in fair value of warrant liability	13	—
Non-GAAP other income, net	224	183

GAAP loss before income taxes	(16,297)	(13,047)
Total non-GAAP adjustments	7,005	2,829
Non-GAAP loss before income taxes	(9,292)	(10,218)

Income tax provision	9	2

GAAP net loss	(16,306)	(13,049)
Total non-GAAP adjustments	7,014	2,831
Non-GAAP net loss	$(9,292)	$(10,218)

Shares used in computing non-GAAP basic and diluted net loss per share	19,511	16,070
Non-GAAP basic and diluted net loss per share	$(0.48)	$(0.64)

VERITONE, INC.
UNAUDITED KEY PERFORMANCE INDICATORS (KPIs)

Advertising	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Including Performance Bridge (following acquisition):
Net new advertising clients added during quarter	14	14	10	14	14
Clients with active advertising campaigns during quarter	60	74	78	115	107
Average advertising spend per active client during quarter (in 000's)	$490	$425	$540	$478	$486
Net revenue during quarter (in 000's)	$3,121	$3,308	$4,730	$5,986	$5,714

Excluding Performance Bridge:
Net new advertising clients added during quarter	14	14	10	14	14
Clients with active advertising campaigns during quarter	60	74	78	76	71
Average advertising spend per active client during quarter (in 000's)	$490	$425	$540	$616	$604
Net revenue during quarter (in 000's)	$3,121	$3,308	$4,296	$4,681	$4,306

aiWARE SaaS Solutions	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Including Wazee Digital Offerings (following acquisition):
Total customers at quarter end	70	86	93	123	129
Total accounts on platform at quarter end	591	625	634	840	911
Active cognitive engines at quarter end	184	214	252	287	343
Hours of data processed during quarter	2,805,000	2,729,000	2,830,000	3,566,000	4,061,000
Total contract value of new bookings received during quarter (in 000's)	$237	$583	$226	$1,196	$1,316
Monthly recurring revenue under agreements in effect at quarter end (in 000's)	$169	$214	$191	$544	$494
Net revenue during quarter (in 000's)	$1,267	$860	$1,406	$2,426	$2,754

Excluding Wazee Digital Offerings:
Total customers at quarter end	70	86	93	97	103
Total accounts on platform at quarter end	591	625	634	814	885
Active cognitive engines at quarter end	184	214	252	287	343
Hours of data processed during quarter	2,805,000	2,729,000	2,830,000	3,566,000	4,061,000
Total contract value of new bookings received during quarter (in 000's)	$237	$583	$226	$898	$736
Monthly recurring revenue under agreements in effect at quarter end (in 000's)	$169	$214	$191	$229	$235
Net revenue during quarter (in 000's)	$1,267	$860	$1,077	$1,482	$1,635

1 The results of Performance Bridge are included in the results for each KPI for the Company’s Advertising business for the two most recent full quarters.  In addition, Performance Bridge’s net revenues are included for the portion of the third quarter of 2018 following the closing date of that acquisition.

2 The results related to Wazee Digital offerings are included in the results for the following KPIs for the Company’s aiWARE SaaS Solutions business for the two most recent full quarters: (i) total number of customers, (ii) total accounts on the platform, (iii) total contract value of new bookings, and (iv) monthly recurring revenue under active agreements. In addition, net revenues from the Wazee Digital offerings are included for the portion of the third quarter of 2018 following the closing date of that acquisition.